EXHIBIT 10.4.4


                        AMENDMENT TO TERM LOAN AGREEMENT


     This Amendment to Term Loan Agreement ("Amendment") is made this Fourth day of December, 1995 among QUAD SYSTEMS CORPORATION, a Delaware corporation (the "Borrower"), CORESTATES BANK, N.A., a national banking association and UNITED JERSEY BANK ("UJB"), a New Jersey state bank (individually a "Bank" and collectively the "Banks") and CORESTATES BANK, N.A., as agent for the Banks hereunder (in such capacity the "Agent").

     WHEREAS, the Borrower and the Banks entered into a Term Loan Agreement dated as of January 24, 1995 (the "Agreement");

     WHEREAS, the Borrower and the Banks desire to amend certain provisions of the Agreement.

     NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

          1. All capitalized words used herein shall have the meaning ascribed to them in the Agreement unless such terms are defined herein in which case they shall have the meaning ascribed to them herein.

          2. The Agreement is hereby amended by adding the definition of "Capital Leases" under Section 1.01 to read as follows:

               "`Capital Leases' means all leases which have been or should be capitalized on the books of the lessee in accordance with GAAP".

          3. The Agreement is hereby amended by adding the definition of "Domestic Subsidiaries" under Section 1.01 to read as follows:

               "`Domestic Subsidiaries' means all Subsidiaries of the Borrower, all Subsidiaries of the Borrower's Subsidiaries, and all Subsidiaries of the Subsidiaries of the Borrower's Subsidiaries organized and existing under the laws of a state of the United States of America."

          4. The Agreement is hereby amended by adding the definition of "Foreign Subsidiaries" under Section 1.01 to read as follows:




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               "`Foreign Subsidiaries' means Quad Foreign Sales Corporation,
          Quad Systems Holding Limited, SM Tech Limited and Quad Europe Limited and any other Subsidiaries of Quad, Subsidiaries of the Borrower's Subsidiaries and Subsidiaries of the Subsidiaries of the Borrower's Subsidiaries organized under the laws of any country or subdivision thereof other than the laws of the United States of America or any state thereof."

          5. The Agreement is hereby amended by adding the definition of "Guarantor" under Section 1.01 to read as follows:

               "`Guarantor(s)' means Hitech Finance Company, Trimark Investment Corp. And Quad Leasing Corp."

          6. The Agreement is hereby amended by adding the definition of "Guaranty Agreement" to Section 1.01 to read as follows:

               "`Guaranty Agreements' means the unconditional guarantee of each Guarantor of the obligations of the Borrower to the Banks substantially in the form of Exhibit B hereto".

          7. The Agreement is amended by changing the definition of Loan Document(s) under Section 1.01 to read in its entirety as follows:

               "`Loan Document(s)' means this Agreement, the Notes, and the Guaranty Agreements."

          8. The Agreement is hereby amended by deleting the definition of "Pledgor" under Section 1.01.

          9. Clause (3) of Section 2.19 ("Prepayment Indemnification" ) is hereby restated to correct two typographical errors.

               "(3) Any payment or prepayment of the Term Loans (including a Term Loan made pursuant to Section 2.22 hereof) on a date or in an amount other than on the installment dates and in the amounts provided for herein and in the Term Notes including but not limited to any payment or prepayment pursuant to acceleration of said Loan by the Banks under Section 8.01."

          10. Section 2.21 of the Agreement ("Security for the Loans") is hereby amended to read in its entirety as follows:


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         "SECTION 2.21. Security for the Loans. As security for the Loans and for all amounts payable hereunder and under the Notes as well as for all other existing and future liabilities, whether absolute or contingent, due or to become due of the Borrower to the Bank under any other loans or extensions of credit by the Banks to the Borrower, including without limitation, the Loan Agreement dated December 4, 1995 between the Borrower and the Guarantors and the Banks, with United Jersey Bank Acting as agent for the Banks, ("UJB Loan Agreement"), for the Banks shall have the unlimited guarantees of the Guarantors.

         To the foregoing ends, the Borrower will contemporaneously with the execution and delivery of the Amendment procure the execution and delivery of the Guaranty Agreement by the Guarantors."

          11. New Section 2.22 ("Fixed Rate Term Loans") is added to the Agreement to read as follows:

         "SECTION 2.22. Fixed Rate Term Loans. Upon the request of the Borrower and agreement of the Banks, all outstanding types of Loans may be converted to two Term Loans which bear interest at a per annum fixed rate of interest agreed to by the Borrower and the Banks and such Term Loans shall be evidenced by and repaid in accordance with replacement Term Notes substantially in the form of Exhibit A attached hereto."

          12. Section 4.04. ("Financial Statements; Accuracy of Information") is hereby amended to read in its entirety to read as follows:

               "(1) The consolidated and consolidating balance sheet of the Borrower and its Domestic and Foreign Subsidiaries as of September 30, 1994, and the related consolidated and consolidating statements of income and retained earnings and cash flows of the Borrower and its Domestic and Foreign Subsidiaries for the fiscal year then ended, and the accompanying footnotes, together with the opinion thereon, dated September 30, 1994 of Ernst & Young, independent certified public accountants, copies of which have been furnished to each Bank, fairly present the financial condition of the Borrower and its Domestic and Foreign Subsidiaries as of such date and the results of the operations of the Borrower and its Domestic and Foreign Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied, and since September 30, 1994, there has been no material adverse change in the financial condition, business, or operations of the Borrower and its Domestic and Foreign Subsidiaries. There are no liabilities of the Borrower and its Domestic and Foreign Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since September 30, 1994.


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               (2) All information, financial statements, exhibits and reports furnished by the Borrower and the Guarantors to the Banks in connection with this Agreement and the borrowings contemplated hereby are, and all such information, financial statements, exhibits and reports hereafter furnished by the Borrower and the Guarantors to the Banks in such connection will be true and correct in every material respect on the date furnished to the Banks, and no such information, financial statements, exhibits or reports contain or will contain any material misstatement of fact or omit or will omit to state a material fact or any fact necessary to make the statement contained therein not materially misleading."

          13. Paragraphs (1) and (2) under Section 5.08 ("Reporting Requirements") are hereby amended to read in their entirety to read as follows:

               "(1) As soon as available and in any event within sixty (60) days after the end of each quarter of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower as of the end of such quarter, Consolidated and Consolidating statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, a consolidated statement of cash flow of the Borrower for the portion of the fiscal year ended with the last day of such quarter, and an accounts receivable aging report for the Borrowers and the Guarantors, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous fiscal year and all prepared in accordance with GAAP consistently applied and certified by the chief financial officer of the Borrower (subject to year-end adjustments);

               (2) As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower as of the end of such fiscal year, a consolidated and consolidating statement of income and retained earnings of the Borrower for such fiscal year, and a consolidated statement of cash flow of the Borrower for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and as to the consolidated statements accompanied by an opinion thereon acceptable to the Banks by Ernst & Young or other independent accountants selected by the Borrowers and acceptable to the Agent;"


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          14. Sections 7.01 through 7.06 are hereby amended to read in their entirety as follows:

                                  "Article VIIA

                    Financial Covenants of Consolidated Group

So long as either of the Notes shall remain unpaid:

     SECTION 7A.01. Minimum Tangible Net Worth. Quad and its Domestic and Foreign Subsidiaries will maintain at all times a Consolidated Tangible Net Worth of not less than:


                  Period                                 Amount
                  ------                                 ------
         9/30/95 - 9/29/96                           $20 million
         9/30/96 - 9/29/97                           $23 million
         9/30/97 and thereafter                      $28 million

     SECTION 7A.02. Capital Expenditures. Quad and its Domestic and Foreign Subsidiaries will not permit any Consolidated expenditures for fixed or capital assets, including additional Capital Leases which would cause the aggregate of all such expenditures when added to investments permitted under Section 6.8 (excluding investments under 6.08(1) - (4) to exceed One Million Five Hundred Thousand Dollars ($1,500,000) during any fiscal year.

     SECTION 7A.03. Leverage Ratio. Quad and its Domestic and Foreign Subsidiaries will maintain at all times (as tested quarterly) a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not greater than 1.00 to 1.00.

     SECTION 7A.04. Cash Flow Ratio. Quad and its Domestic and Foreign Subsidiaries will maintain at all times (as tested quarterly) a ratio of the sum of earnings before taxes, depreciation, amortization and interest expense to the sum of all current maturities of indebtedness for borrowed money and interest expense (including Capital Lease payments of not less than 1.75 to 1.00 for the prior four quarters.

     SECTION 7A.05. Current Ratio. Quad and its Domestic and Foreign Subsidiaries will maintain at all times (as tested quarterly) a current ratio of
2.00 to 1.00.

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     SECTION 7A.06. Intercompany Transfers. Notwithstanding anything to the contrary contained herein, net transfers from the Borrower and the Guarantors to Non-Borrower Subsidiaries shall not exceed Two Million Dollars ($2,000,000) during any twelve month period.


                                  ARTICLE VIIB

                      Financial Covenants of Borrower Group

So long as either of the Notes shall remain unpaid:

     Section 7B.01. Minimum Tangible Net Worth. The Borrower and the Guarantors will maintain at all times (as test quarterly) a Tangible Net Worth excluding investments in and receivables from non-Guarantor Subsidiaries of not less than:


                  Period                                 Amount
                  ------                                 ------
         9/30/95 - 9/29/96                           $15 million
         9/30/96 - 9/29/97                           $17 million
         9/30/97 and thereafter                      $19 million

         Section 7B.02. Minimum Working Capital. The Borrower and the Guarantors will maintain at all times (as tested quarterly) Working Capital excluding from current assets all receivables from non-Guarantor Subsidiaries of not less than:

                  Period                                 Amount
                  ------                                 ------
         9/30/95 - 9/29/96                           $15 million
         9/30/96 - 9/29/97                           $16 million
         9/30/97  and thereafter                     $17.5 million

         Section 7B.03. Cash Flow Ratio. The Borrower and the Guarantors will maintain at all times (as tested quarterly) a ratio of the sum of earnings before taxes, depreciation, amortization and interest expense to the sum of all current maturities of indebtedness for borrowed money and interest expense (including Capital Lease payments) of not less than 1.5 and 1.0 for the prior four quarters."

     15. Subsection (3) of Section 8.01 ("Events of Default") is hereby amended to read in its entirety as follows:


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          "(3) The Borrower or any Guarantor shall fail to perform or observe any term, covenant, or agreement contained in any Loan Document (other than the Notes) to which it is a party on its part to be performed or observed;"

               Subsection (6) of Section 8.01 ("Events of Default") is hereby amended in its entirety to read as follows:

                    "(F) One or more judgments, decrees, or orders for the
               payment of money in excess of One million Dollars ($1,000,000) in the aggregate shall be rendered against the Borrower or any Guarantor and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied or bonded pending appeal; or"

     16. Subsection (8) of Section 8.01 ("Events of Default") is hereby amended to read in its entirety as follows:

          "(8) Any Guaranty Agreements shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Pledgor, or any Pledgor shall deny it has any further liability or obligation under or shall fail to perform its obligations under a Collateral Pledge Agreement; or"

     17. Section 10.2 ("Notice, Etc.") under the caption if to CoreStates Bank is amended to read as follows:

      "If to CoreStates Bank, N.A.:      2240 Butler Pike
      or the Agent at:                   Suite 300
                                         Plymouth Meeting, PA l9462
                                         Attn: William F. Dohmen
                                               Vice President
                                         Fax# (215) 834-2069"

     18. This Amendment shall become effective as of the date first above written.

     19. The execution of this Amendment by the duly authorized officers of the Borrower shall be deemed to represent and warrant the following to the Bank:

          (a) The representations and warranties set forth in Article IV of the Term Loan Agreement are true and correct as of the date of this Amendment (references to financial statements of the Borrower shall be deemed to be references to the latest financial statements of the Borrower and references to the Pledgors shall be deemed to be references to the Guarantors);


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          (b) No Event of Default under the Term Loan Agreement, as amended, and no event which with the giving of notice or the passage of time or both, would become such an Event of Default, has occurred as of such date;

          (c) Except as previously disclosed to the Bank there has been no material adverse change in the financial condition, business or prospects of the Borrower since the date of the Term Loan Agreement; and

          (d) Borrower has full corporate power and authority to execute, deliver and perform this Amendment to Term Loan Agreement and all necessary approvals have been obtained authorizing the execution, delivery and performance of this Amendment to Term Loan Agreement.

     20. Borrower shall deliver to the Bank on or before the date hereof:

          (a) This Amendment duly executed;

          (b) The Guaranty Agreement of each Guarantor;

          (c) A certified copy of resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment;

          (d) A certificate of the Secretary or Assistant Secretary of Borrower as to the incumbency and specimen signatures of the officers signing this Amendment;

          (e) A certified copy of resolutions of the Board of Directors each Guarantor authorizing the Guaranty Agreement of each Guarantor;

          (f) A certificate of the Secretary or Assistant Secretary of each Guarantor as to the incumbency and specimen signatures of the officers signing each Guaranty Agreement;

          (g) A favorable written opinion of outside counsel the Guarantors dated as of the date hereof and substantially in the form of Exhibit C hereto; and

          (h) Bank agrees, subject to compliance by the Borrower with the conditions contained in Section 20 hereof, to cancel the Intercreditor Agreement dated January 24, 1995 among CoreStates Bank, N.A., United Jersey Bank and Quad Systems Corporation and to cancel the Collateral Pledge Agreement and return the shares pledged pursuant thereto to Borrower.

     21. Except as expressly modified and amended hereby, the Term Loan Agreement is and shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                            QUAD SYSTEMS CORPORATION


                            By: _____________________________________________
                                UNITED JERSEY BANK



                            By: _____________________________________________
                                CORESTATES BANK, N.A. for itself and as Agent



                            By: _____________________________________________




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